UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060
Washington, D.C. 20549	Expires: March 31, 2006
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )      June 22, 2007

MxEnergy Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

595 Summer Street,
Suite 300,
Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 356-1318

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 — Results of Operations and Financial Condition.

The information reported under Item 4.02 hereof with respect to the restatement of certain historical financial statements of MxEnergy Holdings Inc. (the “Company”) is hereby incorporated by reference into this Item 2.02.

Item 4.02 — Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously announced, on May 30, 2007, the audit committee of the board of directors of the Company, on the recommendation of the Company’s management, concluded that it was necessary to restate the Company’s interim financial statements for the three and six months ended December 31, 2006 (the “Restatement”) in order to correct certain accounting errors described below, and that such interim financial statements should not be relied upon.

Specifically, during the three and six months ended December 31, 2006, the Company did not properly mark-to-market certain unrealized basis swaps as of December 31, 2006 for one basis location.  The Company previously used an erroneous market price to record the unrealized mark-to-market impact on such basis swaps at December 31, 2006.

On June 22, 2007, the Company completed the Restatement.  Attached hereto as Exhibits 99.1 and 99.2, respectively, are restated condensed consolidated financial statements for the three and six months ended December 31, 2006 and management’s discussion and analysis of financial condition and results of operations for such periods.

The Company’s management and audit committee have discussed the matters disclosed in this filing with Ernst & Young LLP, the Company’s independent registered public accounting firm.

The Company will post on its website (www.mxholdings.com) on June 22, 2007 an amended quarterly report for the three months ended December 31, 2006.  In addition, the Company plans to file a post-effective amendment to its Registration Statement on Form S-4 (File No. 333-138425) which corrects certain misstatements contained therein and includes updated financial information for the three and nine months ended March 31, 2007. Shortly thereafter, the Company intends to recommence its exchange offer for $190.0 million aggregate principal amount of its Floating Rate Senior Notes due 2011 (the “Notes”) registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for an equal amount of the Notes not registered pursuant to the Securities Act.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Condensed Consolidated Balance Sheets at December 31, 2006, 2005 and June 30, 2006

Condensed Consolidated Statements of Operations for the Three

Months Ended December 31, 2006 and 2005

Condensed Consolidated Statements of Operations for the Three Months Ended December 31, 2006 and 2005

Condensed Consolidated Statements of Stockholders’ Equity (Deficit) and for the Six Months Ended December 31, 2006 and 2005

Condensed Consolidated Statements of Cash Flows for the Six Months Ended December 31, 2006 and 2005

Restatement Note

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.

	By:	/s/ Jeffrey A. Mayer
Name: Jeffrey A. Mayer
Title: Chief Executive Officer

Date: June 22, 2007